As filed with the Securities and Exchange Commission on February 22, 2012

REGISTRATION NO. 333-155792

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

AMENDMENT NO. 2
TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(EXACT NAME OF  REGISTRANT AS SPECIFIED IN ITS CHARTER)
_______________________

Delaware	04-2461439
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481  (781) 237-6030
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
_______________________

Sandra M. DaDalt, Esq.
Assistant Vice President and Senior Counsel
Sun Life Assurance Company of Canada (U.S.)
One Sun Life Executive Park, SC 1335
Wellesley Hills, Massachusetts 02481
(800) 786-5433
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
_______________________

Copies of Communications to:
Stephen E. Roth, Esq.
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, NW
Washington, D.C. 20004-2415
(202) 383-0158
______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	☑	Smaller reporting company	□

REMOVAL OF SECURITIES FROM REGISTRATION STATEMENT

This Amendment No. 2 to Form S-3 Registration Statement (File No. 333-155792) (the “Registration Statement”) is being filed pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, to remove from registration those securities of the Registrant that were previously registered by the Registration Statement and that were not sold in the offering.

The Registrant is issuing an endorsement (the “Endorsement”) to the Contract that, effective March 19, 2012 (the “Effective Date”), will limit (i.e., put a “floor” on) any negative adjustment that might be applied to the value of an Index Sub-account available under the Contract when a Contract Owner withdraws or transfers money from that Index Sub-account before the end of its Term. By setting the “floor” applicable on and after the Effective Date at no less than zero, the Registrant will continue to credit any interest that would increase the value of an Index Sub-account under the Contract, but will no longer apply any decreases in the value of the Index Sub-account. The “floor” in place on and after the Effective Date represents the minimum percentage by which the value of an Index Sub-account can increase over the course of a Term.

Upon the issuance of the Endorsement, the Registrant considers the interests in Index Sub-accounts issued under the Contract to no longer be securities and, therefore, will no longer file any amendments to the Registration Statement.

The Registrant does not intend to use the Registration Statement to sell any other securities. Therefore, the offering is being terminated, as of the close of business on March 19, 2012, and the Registrant hereby removes from registration any securities that remain unsold under the Registration Statement as of that time and date, or such time and date as this Registration Statement becomes effective.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 16. EXHIBITS

Exhibit

Number Description
------------------

(1)	Underwriter’s Agreement**

(4)(a)	Specimen Group Annuity Contract***

(4)(b)	Specimen Group Annuity Certificate***

(4)(c)	Specimen Individual Annuity Contract***

(4)(d)	Group Annuity Application***

(4)(e)	Group Annuity Certificate Application***

(4)(f)	Individual Annuity Application ***

(4)(g)(i)	Tax-Sheltered Annuity (TSA) Endorsement***

(4)(g)(ii)	Corporate/Keogh 401(a) Plan (Group) Endorsement***

(4)(g)(iii)	Corporate/Keogh 401(a) Plan (Individual) Endorsement***

(4)(g)(iv)	Individual Retirement Annuity (IRA) (Group) Endorsement***

(4)(g)(v)	Individual Retirement Annuity (IRA) (Individual) Endorsement***

(4)(g)(vi)	Qualified Plan Endorsement***

(4)(g)(vii)	Name Change Endorsement****

(4)(g)(viii)	Endorsements to the Group Annuity Certificate, Group Annuity Contract and Individual Annuity Contract*

(5)	Opinion and Consent of Counsel****

(24)	Powers of Attorney*

*Filed herewith

**Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-37907) filed on January 16, 1998.

***Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-13609) filed on February 7, 1997.

****Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-111636) filed on December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Assurance Company of Canada (U.S.), certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 22nd day of February, 2012.

Sun Life Assurance Company of Canada (U.S.)
(Registrant)

By: /s/ Westley V. Thompson
Westley V. Thompson
President, SLF U.S.

Attest:	/s/ Sandra M. DaDalt
Sandra M. DaDalt
Assistant Vice President and Senior Counsel

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Westley V. Thompson	President, SLF U.S. and Director	February 22, 2012
Westley V. Thompson	(Principal Executive Officer)

/s/ Larry R. Madge	Senior Vice President and Chief Financial Officer	February 22, 2012
Larry R. Madge	and Treasurer and Director
(Principal Financial Officer)

/s/ Michael K. Moran	Vice President and Controller	February 22, 2012
Michael K. Moran	(Principal Accounting Officer)

*By: /s/ Sandra M. DaDalt	Attorney-in-Fact for:	February 22, 2012
Sandra M. DaDalt	Thomas A. Bogart, Director
Scott M. Davis, Director
Colm J. Freyne, Director

*  Sandra M. DaDalt  has signed this document on the indicated date on behalf of the Directors of the Registrant pursuant to powers of attorney duly executed by such persons and included herein as Exhibit 24.

EXHIBIT INDEX

Number	Description

(4)(g)(viii)	Endorsements to the Group Annuity Certificate, Group Annuity Contract and Individual Annuity Contract

24	Powers of Attorney